UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

VERIZON COMMUNICATIONS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE

The following Letter to the Editor from Peter W. Thonis, Chief Communications Officer of Verizon Communications Inc., was published in the March 16, 2009 issue of Crain’s New York Business.

*   *   *

Your article on executive compensation (March 9) takes a gratuitous swipe at Verizon’s policies. While rightly calling Verizon a company that has “better aligned its pay policies with the times,” the article goes on to quote two pension funds that argue shareholders should not pay for unearned compensation – citing, inaccurately, our CEO’s death benefit.

In fact, upon the death of Verizon’s CEO, not a single dime of “severance” would be paid to his estate. A portion of his death benefit would be a payment from his life insurance company, and another potential portion would be the payment of previously reported income that would vest at the time of his death. This income is entirely at risk, depending on the company’s stock price performance over three years’ time.

*  *  *

IMPORTANT ADDITIONAL INFORMATION

On February 26, 2009, Verizon filed its preliminary proxy statement (the “Preliminary Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) relating to its 2009 annual meeting of shareholders (the “Annual Meeting”). Verizon expects to file with the SEC its definitive proxy statement (the “Definitive Proxy Statement”) relating to the Annual Meeting on or about March 23, 2009. Shareholders are strongly advised to read the Definitive Proxy Statement, as well as any supplements thereto or other relevant documents that Verizon files with the SEC, when they become available because they will contain important information. Shareholders are able to obtain copies of the Preliminary Proxy Statement and will be able to obtain copies of the Definitive Proxy Statement and any other documents filed by Verizon with the SEC in connection with the Annual Meeting free of charge at the SEC’s website at www.sec.gov or on Verizon’s investor relations website at www.verizon.com/investor.

Verizon and its directors and its executive officers may be deemed participants in the solicitation of proxies from shareholders in connection with the Annual Meeting. Information concerning Verizon’s directors and executive officers and their respective interests in Verizon by security holdings or otherwise is available in the Preliminary Proxy Statement and in Verizon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on February 24, 2009.